                                                                    EXHIBIT 10.4


                                April 24, 1987



Smith Barney, Harris Upham
   & Co. Incorporated
1345 Avenue of the Americas
New York, New York 10019

Mutual Benefit Financial
   Service Company
290 Westminster Street
Providence, Rhode Island 02903

                    Re:  Desert Springs Marriott Limited
                         Partnership-Home Owners Agreement
                         ---------------------------------

Dear Sirs:

          Attached hereto is an agreement among Marriott Corporation, Marriott's Desert Springs Development Corporation ("Development Corporation"), Desert Springs Hotel Services and Desert Springs Marriott Limited Partnership (collectively, the "Parties"). Said agreement (the "Homeowners Agreement") sets forth the understandings among the Parties concerning Development Corporation's ability to issue to purchasers of home sites, residences or time share units next to Marriott's Desert Springs Resort & Spa (the "Hotel") rights to use certain Hotel facilities and services under the terms and conditions set forth therein. Such rights will allow the purchasers to use the Hotel's facilities in accordance with the terms and conditions of the rights granted.

          Although the attached agreement represents the present understandings between the Parties, it is not being executed today because the required consent of the Lenders, as such term is defined in the Partnership's Private Placement Memorandum dated March 20, 1987, has not as yet been obtained. Consequently, the Homeowners Agreement may be amended to reflect further comments given to the Parties by the Lenders. The Parties may also amend this agreement in their discretion. The undersigned hereby represents, however, that there is no present intent to amend the Agreement in any subtantative way from and after the date hereof.

                              Sincerely,

                              MARRIOTT CORPORATION

                              By: /s/ Robert E. Parsons
                                 ----------------------------------------
                                         Vice President - PROJECT FINANCE

                              DESERT SPRINGS HOTEL SERVICES
                                By:  Marriott Corporation,
                                     Joint Venturer


                                   By: /s/ Robert E. Parsons
                                      -----------------------------------
                                         Vice President - PROJECT FINANCE

                              DESERT SPRINGS MARRIOTT LIMITED
                              PARTNERSHIP
                                     Marriott Desert Springs
                                     Corporation, General
                                     Partner


                              By: /s/ Christopher G. Townsend
                                 ---------------------------------------
                                         Vice President

                              MARRIOTT'S DESERT SPRINGS
                              DEVELOPMENT CORPORATION

                              By: /s/ Christopher G. Townsend
                                 ----------------------------------------
                                         Vice President

                                   AGREEMENT
                                   ---------

          This AGREEMENT is made this _____ day of _____ 1987, between Marriott's Desert Springs Development Corporation ("Development Corporation"), a Delaware corporation, with offices at 10400 Fernwood Road, Bethesda, Maryland 20058; Marriott Corporation ("Marriott"), a Delaware corporation, with offices at 10400 Fernwood Road, Bethesda, Maryland 20058; Desert Springs Hotel Services, a joint venture between Marriott and Host International, Inc. ("Hotel Services"), with offices at 10400 Fernwood Road, Bethesda, Maryland 20058; and Desert Springs Marriott Limited Partnership (the "Partnership"), a Delaware limited partnership, with offices at 10400 Fernwood Road, Bethesda, Maryland 20058.

                                    RECITAL
                                    -------

          WHEREAS, Marriott, through subsidiaries, has developed a hotel and a golf course ("Golf Course A") in Palm Desert, California known as Marriott's Desert Springs Resort and Spa (the "Hotel") and is developing a second golf course ("Golf Course B") near the Hotel (Golf Course A and Golf Course B are collectively referred to as the "Golf Courses"); and
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          WHEREAS, Hotel Services has entered into a purchase agreement with the
Partnership of even date herewith pursuant to which Hotel Services will sell the Hotel (including Golf Course A) to the Partnership and then lease the Hotel (including Golf Course A) back from the Partnership pursuant to an operating lease of even date herewith (the "Operating Lease"); and

          WHEREAS, in addition to Golf Course A, Development Corporation is developing Golf Course B to be leased to the Partnership pursuant to a golf course lease of even date herewith and Golf Course B will then be subleased by the Partnership to Hotel Services pursuant to the Operating Lease; and

          WHEREAS, Development Corporation, Marriott or affiliates of Marriott are developing home sites and residences (including possible time share units) for sale on land adjacent to the Hotel; and

          WHEREAS, the parties to this Agreement desire to enter into this Agreement to provide to the Development Corporation, Marriott or affiliates of Marriott the right to issue to purchasers of home sites, residences or time share units revocable rights to use Hotel facilities, under terms and conditions hereafter set forth.

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          NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

A.  Home Sites
    ----------
    1.   Owners of Home Sites. Each purchaser (each an "Owner" and collectively
         --------------------
"Owners") of a single-family home site near the Hotel, on land presently owned by Marriott, Development Corporation or affiliates of Marriott, may be permitted the use of Hotel facilities enumerated below if such Owners pay annual membership fees (the "Membership Fees"). Such memberships shall be limited to 250 in the aggregate. Owners paying the Membership Fees shall, at the discretion of the Hotel operator, receive the following revocable rights:

         (a) at no cost other than payment of the Membership Fees, rights to use certain roads and walkways between Hotel facilities and the home sites;

         (b) availability of services to be provided by the Hotel including, among others, housekeeping, room service, landscaping and telephone service, for which such Owners will pay the Hotel an amount calculated to fully compensate the Hotel for the cost of providing such services;

         (c) at no cost other than payment of the Membership Fees, as determined in the sole discretion of Hotel Services or any successor operator, including the Partner-

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ship, preferred tee times at the Golf Courses equal, in the aggregate, to an amount not to exceed 20% of the tee times at each Golf Course each morning and 20% of the tee times at each Golf Course each afternoon;

         (d) at no cost other than payment of the Membership Fees, preferred court times at the Hotel's tennis facilities equal, in the aggregate, to an amount not to exceed 20% of the total court times at the tennis facilities per day;

         (e) at no cost other than payment of the Membership Fees, use of (i) the Golf Courses, without payment of green fees, and (ii) the Hotel's tennis facilities, without payment for court times (however, such Owners will pay the Hotel's standard fees for all related golf course and tennis facilities and services such as golf cart rental, golf club rental, use of the practice range and golf and tennis lessons);

         (f) at no cost other than payment of the Membership Fees, free admittance to the Hotel's health spa, although such Owners will pay for any services offered by the spa which are charged to Hotel guests; and

         (g) at no cost other than payment of the Membership Fees, the use of Hotel facilities available to Hotel guests at no charge.

2.   Owners Who Don't Pay Membership Fees.  Owners who do not pay the Membership
     ------------------------------------
Fees will be extended the same use privileges for the Golf Courses and tennis facilities as extended to Hotel guests at the same fee schedules (such Owners will not be allowed free access to the Hotel's spa).

3.   Guests and Tenants of Owners.  Guests and tenants of Owners who pay
     ----------------------------
Membership Fees will be extended the same use privileges and fee schedules as Owners who do not pay Membership Fees. All such guests must be accompanied by Owners who pay Membership Fees and all such tenant use must be prearranged by the Owner from whom the tenant rents the home. Guests and tenants of Owners who do not pay Membership Fees will be extended the same use privileges and fee schedules as non-Hotel guests .

4.   Membership.  The Membership Fee shall be at least $2,500 per year
     ----------
determined by and payable to Hotel Services or any successor operator, including the Partnership, as adjusted by the Consumer Price Index, payable on January 1st of each year (the first year of membership will be prorated according to the number of days of membership for that calendar year). "Consumer Price Index" means the most recent Consumer Price Index for All Consumers for the United States, prepared and published by the Bureau of Labor Statistics of the Department of Labor of the United States (or any comparable index,

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selected by Hotel Services or any successor operator, in its reasonable discretion, then prepared and published by a United States government agency, if the aforesaid Consumer Price Index is not at that time so prepared and published), appropriately adjusted for changes in the manner in which such Index is prepared and/or the year on which such Index is based. A business organization which is an Owner may purchase one membership for each home site purchased. Three persons may be designated by such business organization as users of the membership, only two of whom may use the membership simultaneously. A business organization Owner which purchases a membership may revise its list of designees not more than once every sixty days. An individual, husband and wife or family which is an Owner may purchase one membership and will be extended all use privileges and fee schedules of the Owner. A "family member" will include husband, wife and children under the age of 21 maintaining residence with their parents.

5.   Identification Arrangement.  The Hotel, through Hotel Services or any
     --------------------------
successor operator, including the Partnership, may establish an arrangement for the identification of users of Hotel facilities, other Owners and other persons using the Hotel facilities.

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B.   Time Share, Vacation Ownership and Other Residences
     ---------------------------------------------------
           Marriott or affiliates of Marriott may develop time share, vacation ownership or other residences on land near the Hotel presently owned by Marriott or affiliates of Marriott. Each time share unit, vacation ownership unit or other residence would receive one preferred tee time per week per unit at the Golf Courses. However, the owner of such unit or other residence ("Unit Owner") would pay regular green fees and other fees for use of the Golf Courses. Unlike Owners who pay Membership Fees, Unit Owners would not pay Membership Fees, but rather would pay for the use of all other Hotel facilities on the same basis as regular Hotel guests and have the same use privileges (other than use of the Golf Courses) as regular Hotel guests (with the exception of the one preferred tee time per week).

C.   Golf Courses Restrictions
     -------------------------
          The Partnership, Hotel Services or a successor operator shall be permitted to close the Hotel's golf courses for maintenance or for any other reason under the following circumstances:

     1. The golf course owned by the Partnership may be closed at any time, for any reason, within the discretion of Hotel Services or any successor operator of the Hotel, including the Partnership.

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     2.   Golf Course B may be closed by Hotel Services or any successor operator, including the Partnership, under the following conditions:

          (a) at any time between October 1st and November 15th each year in the sole discretion of Hotel Services or any successor operator, including the Partnership; and

          (b) in addition to 2 (a) above, at any other time during the calendar year for any reason not to exceed six times such calendar year and at any time for any act of force majeure.

D.   Miscellaneous
     -------------
          Nothing herein shall limit in any way the right of the Hotel, Hotel Services or any successor operator, including the Partnership, to provide other persons or entities with rights to use or otherwise enjoy all or any portion of the Hotel facilities. The Partnership and Hotel Services and any other operator of the Hotel, in their sole discretion, may amend this Agreement to include additional facilities. The rights and obligations created herein with respect to any Hotel facility shall be contingent upon the existence of such facility and shall be in effect only for as long as such facility is in existence. Hotel Services or any successor operator, including the Partnership, shall have the right to remove or change the use of any Hotel facility or structure or discontinue any Hotel service. However, nothing contained in the foregoing sentence shall grant Hotel

Services any rights not contained in the Operating Lease. The rights created herein shall not include (1) any ownership right with respect to the Hotel's related personal property, (2) any right to the continued existence and/or operation of the Hotel or any Hotel facility for any minimum period of time and
(3) any right to expect or require the Partnership, Marriott, Hotel Services or Development Corporation or any other party to be or remain affiliated in any capacity with the Hotel. The Partnership, Marriott, Hotel Services and Development Corporation make absolutely no representation that any entity, including without limitation, Marriott, will be or remain affiliated in any capacity with the Hotel or that the Hotel will continue to be operated as such in the future.

E.   No Third Party Beneficiary Rights
     ---------------------------------
          No Owner or Unit Owner shall be deemed a third party beneficiary of any rights under this Agreement.

F.   Notices
     -------
          All notices required under this Agreement shall be deemed to be properly served if sent by United States registered or certified mail, postage prepaid, and return receipt requested at the addresses set forth in the preamble to this Agreement or at such other addresses as the parties have designated from time to time by written notice. The date of service of such notices shall be the date such notices are received or delivery is first refused.

G.   Assignment
     ----------
          This Agreement is not assignable by Development Corporation or Hotel Services except to an affiliate of Marriott.

H.   Indemnification and Insurance
     -----------------------------
          Each party hereto other than the Partnership, hereby jointly and severally indemnifies and holds the Partnership harmless from and against any claims, demands, damages, liabilities and expenses, including attorney's fees and disbursements, arising out of or in connection with any claims by Owners or Unit Owners that they have not received rights to use any of the real or personal property referred to in this Agreement or that such rights are misrepresented or not adequately disclosed to them.

          The parties hereto other than the Partnership, agree to carry reasonably adequate liability and property damage insurance, naming the Partnership as an insured, with respect to the real and personal property referred to herein, persons using them and claims for injury to persons or property by persons on any real or personal property referred

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to in this Agreement as a result of rights granted pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

                              MARRIOTT CORPORATION


                              By:
                                 --------------------------------
                                          Vice President

                              DESERT SPRINGS HOTEL SERVICES
                                Marriott Corporation, Partner


                                   By:
                                      --------------------------
                                            Vice President

                              DESERT SPRINGS MARRIOTT LIMITED
                              PARTNERSHIP
                                   Marriott Desert Springs
                                   Corporation, General
                                   Partner


                              By:
                                 --------------------------------
                                          Vice President

                              MARRIOTT'S DESERT SPRINGS
                              DEVELOPMENT CORPORATION


                              By:
                                 --------------------------------
                                          Vice President